CYBER HORNET TRUST 485BPOS

Exhibit 99(i)(4)

July 29, 2026

CYBER HORNET Trust

200 Central Ave., Suite 800

St. Petersburg, FL 33701

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for CYBER HORNET S&P 500® (formerly, OneFund S&P 500®) and the Statement of Additional Information for CYBER HORNET S&P 500® and Bitcoin 75/25 Strategy ETF, CYBER HORNET S&P 500® and Ethereum 75/25 Strategy ETF, CYBER HORNET S&P 500® and Solana 75/25 Strategy ETF, CYBER HORNET S&P 500® and XRP 75/25 Strategy ETF, and CYBER HORNET S&P 500® and Crypto Top 10 Strategy ETF, each, a series portfolio of the CYBER HORNET Trust (the “Trust”) that is included in Post-Effective Amendment No. 79 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-129930), and Amendment No. 83 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21836), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (513) 991-8472 or bo@fintechlaw.ai.

Very truly yours,

/s/ Bo J. Howell
On behalf of FinTech Law

 FinTech Law

6224 Turpin Hills Drive       |       Cincinnati, OH 45244-3557     |       fintechlaw.ai     |      (513) 991-8472